UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2015

Breeze-Eastern Corporation

(Exact Name of Small Business Issuer as Specified in Its Charter)

Delaware	001-07872	95-4062211
(State or Other Jurisdiction of Incorporation of Organization)	(Commission File Number)	(IRS Employer Identification Number)

35 Melanie Lane Whippany, New Jersey	07981
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 602-1001

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On July 1, 2015, the Board of Directors of Breeze-Eastern Corporation (the “Company”) appointed Serge Dupuis as Corporate Secretary, effective immediately.

Mr. Dupuis, age 54, has been Chief Financial Officer and Treasurer of the Company since June 2014. From 2012 to June 2014, Mr. Dupuis served as Vice President of Finance for AAR Airlift Group, a provider of expeditionary airlift, specialized aircraft modifications, and other products and services for government and defense customers. Prior to joining AAR Airlift Group, Mr. Dupuis was Chief Financial Officer for Cari-All Group / Technibilt Ltd., a manufacturer of shopping carts, shelving and backroom equipment, from 2009 to 2012. Prior to joining Cari-All Group / Technibilt Ltd., Mr. Dupuis served as Vice President of Finance for Precor Incorporated, a manufacturer of fitness equipment for the commercial and consumer markets, from 2003 to 2009. He is a graduate of the Universite du Quebec a Montreal. Mr. Dupuis has been a Canadian CPA since 1986.

There are no family relationships between Mr. Dupuis and any of the directors and executive officers of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BREEZE-EASTERN CORPORATION

Dated: July 6, 2015	/s/ Serge Dupuis
Serge Dupuis
Chief Financial Officer, Treasurer and Corporate Secretary